Exhibit 99.1

Broadwind Energy Announces Preliminary Q4 2015 Results

Lowers Guidance Due to Production Difficulties

Cicero, Ill., February 5, 2016 —  Broadwind Energy, Inc. (NASDAQ: BWEN) today announced that its revenue and loss per share for the quarter and year ending December 31, 2015 are expected to be below the Company’s previous estimates due to substantial production issues and one-time costs associated with an unprofitable contract in the Company’s Abilene tower facility.

Based on preliminary financial results, the Company now expects consolidated fourth-quarter revenue to be approximately $38 million and the consolidated fourth-quarter operating loss to be approximately $11 million, versus guidance of a $4-5 million operating loss. This is primarily due to a $5 million loss in the Towers and Heavy Weldments segment mainly due to low production in the Company’s Abilene tower facility, where labor overruns, inventory charges and other manufacturing inefficiencies were incurred, associated with a challenging order taken in 2014.

Broadwind interim CEO Stephanie Kushner stated, “We can see with hindsight that this contract was a poor fit for the site layout and organizational maturity of our Abilene plant. As a result, our fourth-quarter production rate was just one-quarter of our design capacity. This drove significant labor inefficiencies and very low overhead absorption. In early January, we made the decision to curtail this production run in Abilene and produce the remaining towers from this order in our Manitowoc facility. We have analyzed past performance in the Abilene plant, implemented upgraded methods and have now begun a new production run for a known product line with a long-term customer. Today the plant is again producing at or near the plant design rate.”

Ms. Kushner continued, “Despite these challenges, we ended 2015 with a cash balance that exceeded $12 million as expected, paid down a portion of our long-term debt, and our credit line remains undrawn. We remain focused on delivering improved performance, reducing costs, expanding throughput and enhancing efficiency.”

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our third-quarter outlook, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on current expectations, and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on the industries in which we compete, including, but not limited to, the oil and gas and mining markets; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital and our plans to evaluate alternative sources of funding if necessary; our ability to preserve and utilize our tax net operating loss carry-forwards; our plans to continue to grow our business through organic growth; our plans with respect to the use of proceeds from financing activities and our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including those contained in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com